UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

237 Fourth Avenue S.W., Calgary, Alberta	T2P 3M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders on April 30, 2015, each of the seven nominees proposed as directors of Imperial Oil Limited (the “Company”) were elected to hold office until the close of the next annual meeting. The votes for the directors were: K.T. Hoeg 746,261,221 shares for and 775,709 shares withheld, R.M. Kruger 729,844,020 shares for and 17,192,910 shares withheld, J.M. Mintz 746,527,183 shares for and 509,747 shares withheld, D.S. Sutherland 746,626,956 shares for and 409,974 shares withheld, D.G. Wascom 725,745,046 shares for and 21,291,884 shares withheld, S.D. Whittaker 745,240,057 shares for and 1,796,873 shares withheld and V.L. Young 746,526,971 shares for and 509,959 shares withheld.

At the same annual meeting of shareholders, PricewaterhouseCoopers LLP were reappointed as the auditors of the Company by a vote of 751,895,141 shares for and 880,349 shares withheld from the reappointment of the auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: April 30, 2015	By:	/s/ Lara H. Pella
	Name:	Lara H. Pella
	Title:	Assistant General Counsel and Corporate Secretary

By:	/s/ Cathryn M. Walker
Name:	Cathryn M. Walker
Title:	Assistant Corporate Secretary